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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-66464, Form S-8 No. 333-88426 and Form S-3 as filed with the Securities and Exchange Commission on January 29, 2003) of Biopure Corporation of our report dated December 9, 2002 (except for Note 12, as to which the date is December 31, 2002), with respect to the consolidated financial statements of Biopure Corporation included in this Annual Report (Form 10-K) for the year ended October 31, 2002.


                                          Ernst & Young LLP




Boston, Massachusetts
January 24, 2003